Exhibit 16.1	Letter from David A. Aronson, CPA, P.A., pursuant to Item 304 of Regulation S-K

David A. Aronson, CPA, P.A.

17071 West Dixie Highway

North Miami Beach, FL 33160

March 16, 2016

United States Securities & Exchange Commission

100 F Street, NE

Washington, D.C.20549

Ladies & Gentlemen:

We have read the disclosures on the Form 8K report of Sipup Corporation Inc. dated March 16, 2016 and we are in agreement with the statements contained therein, as they pertain to our engagement and subsequent dismissal.

Very truly yours,

/s/ David A. Aronson, CPA, P.A.